Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-282619, 333-255788 and 333-289846 on Form S-8 of our reports dated February 26, 2026 relating to the consolidated financial statements of Stellantis N.V. and the effectiveness of Stellantis N.V.’s internal control over financial reporting appearing in the Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte & Associés

Paris-La Défense, France
February 26, 2026